EXHIBIT 21

WILSHIRE BANCORP, INC.

LIST OF WHOLLY OWNED SUBSIDIARIES

        1.        Wilshire State Bank, a California state chartered commercial bank

        2.        Wilshire Statutory Trust, a Connecticut Statutory Trust